As filed with the Securities and Exchange Commission on January 26, 2006
Registration Statement No. 333-99561

____________________________________________________________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE BOMBAY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1475223 (I.R.S. Employer Identification No.)
550 Bailey Avenue, Suite 700 Fort Worth, Texas (Address of principal executive offices)	76107 (Zip Code)

The Bombay Company, Inc.
Employee Stock Purchase Plan (As Amended and Restated Effective January 1, 2006)
(Full title of the Plan)

Michael J. Veitenheimer, Esq.
Vice President, Secretary and General Counsel
The Bombay Company, Inc.
550 Bailey Avenue, Suite 700
Fort Worth, Texas 76107-2111
(817) 347-8200
(Name, address and telephone number of agent for service)

Copy to:

Fred W. Fulton
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
(214) 969-1700

__________________________________

This Post-Effective Amendment No. 1 to Registration Statement No. 333-99561 is filed to reflect the fact that the Registrant has amended and restated its Employee Stock Purchase Plan effective January 1, 2006; however no additional shares are being registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to the participants in the Registrant’s Employee Stock Purchase Plan (As Amended and Restated Effective January 1, 2006) as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Plan Annual Information.

Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to:

Stephanie Ayala
The Bombay Company, Inc.
550 Bailey Avenue
Suite 700
Fort Worth, Texas 76107-2111

Telephone Number: 817-347-8200

010826 000001 DALLAS 1978768.3
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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference in this Registration Statement:

(1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “Annual Report”);

(2) the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2005, July 30, 2005, and October 29, 2005 (as amended by Form 10-Q/A);

(3) the Registrant’s Current Reports on Form 8-K filed on April 14, 2005, May 27, 2005, June 3, 2005, June 10, 2005, June 15, 2005, June 30, 2005 (as amended by Form 8-K/A filed on June 30, 2005), July 5, 2005 (as amended by Form 8-K/A filed on July 5, 2005), July 13, 2005, and July 20, 2005;

(4) the description of the common stock contained in the Registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 17, 1993, including any amendment or report filed for the purpose of updating such description;

(5) the description of certain rights of certain holders of common stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 12, 1995, as amended on May 27, 2005; and

(6) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

DELAWARE GENERAL CORPORATION LAW

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGLC provides that to the extent a present or former officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

The Restated Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BYLAWS

The Bylaws of the Registrant provide that the Registrant will reimburse any director or officer of the Registrant, whether or not then in office (and his heirs and administrators), to the full extent permitted by Section 145 of the DGCL for all liability, including reasonable expenses incurred by or imposed upon him in connection with, or resulting from any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Registrant or any of its subsidiaries, or of any other corporation at the request of the Registrant. This right of reimbursement is not to be exclusive of other rights to which the director or officer may be entitled as a matter of law.

INDEMNITY AGREEMENTS

The Registrant has entered into an indemnity agreement with each of its directors. The indemnity agreements provide certain protections to such persons against legal claims and related expenses. A form of the indemnity agreement is filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2004.

INSURANCE

The Registrant intends to maintain liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

4.1 Restated Certificate of Incorporation. (1)

4.2 Bylaws. (1)

4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc. (2)

5.1	Opinion of Michael J. Veitenheimer (3)

23.1	Consent of PricewaterhouseCoopers, LLP (4)

23.2	Consent of Michael J. Veitenheimer (contained in Exhibit 5.1) (3)

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	The Bombay Company, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective January 1, 2006). (4)
_____________________

(1) Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2005. Such exhibit is incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, File No. 333-39057, dated as of October 29, 1997, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, File No. 333-99561, dated as of September 13, 2002, and incorporated herein by reference.

(4) Filed herewith.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

010826 000001 DALLAS 1978768.3
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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-99561 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on January 26, 2006.

THE BOMBAY COMPANY, INC.

By: /s/ JAMES CARREKER
James Carreker, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Michael J. Veitenheimer to execute in the name of such person who is then an officer or director of the Registrant, and to file any amendments to this Post-Effective Amendment to Registration Statement No. 333-99561 necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, in connection with the registration of the offering and sale of the securities that are the subject of this Post-Effective Amendment to Registration Statement No. 333-99561, which amendments may make such changes to such Post-Effective Amendment to Registration Statement No. 333-99561as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 2006.

Signature	Capacity in Which Signed	Date

/s/ JAMES CARREKER James Carreker	Chairman of the Board and Chief Executive Officer	January 18, 2006
/s/ ELAINE D. CROWLEY Elaine D. Crowley	Senior Vice President, Chief Financial Officer and Treasurer	January 26, 2006
/s/ NIGEL TRAVIS Nigel Travis	Director	January 25, 2006
/s/ SUE T. GROENTEMAN Sue T. Groenteman	Director	January 25, 2006
/s/ PAUL V. HIGHAM Paul V. Higham	Director	January 22, 2006
/s/ BRUCE A. QUINNELL Bruce A. Quinnell	Director	January 21, 2006
/s/ PAUL J. RAFFIN Paul J. Raffin	Director	January 20, 2006
/s/ JULIE L. REINGANUM Julie L. Reinganum	Director	January 26, 2006
/s/ LAURIE M. SHAHON Laurie M. Shahon	Director	January 24, 2006
/s/ BRUCE R. SMITH Bruce R. Smith	Director	January 26, 2006

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INDEX TO EXHIBITS

Exhibit Number Exhibit

4.1 Restated Certificate of Incorporation. (1)

4.2 Bylaws. (1)

4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc. (2)

5.1 Opinion of Michael J. Veitenheimer (3)

23.1 Consent of PricewaterhouseCoopers, LLP (4)

23.2 Consent of Michael J. Veitenheimer (contained in Exhibit 5.1)(3)

24.1 Power of Attorney (included on signature page of this Registration Statement).

99.1 The Bombay Company, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective January 1, 2006). (4)

_____________________
(1) Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2005. Such exhibit is incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, File No. 333-39057, dated as of October 29, 1997, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, File No. 333-99561, dated as of September 13, 2002, and incorporated herein by reference.

(4) Filed herewith.

010826 000001 DALLAS 1978768.3

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2005 relating to the financial statements of The Bombay Company, Inc., which appears in The Bombay Company Inc.’s Annual Report on Form 10-K for the year ended January 29, 2005.

/S/PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP

Fort Worth, Texas
January 26, 2006

010826 000001 DALLAS 1978768.3

Exhibit 99.1

THE BOMBAY COMPANY, INC.
EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2006)

The purpose of The Bombay Company, Inc. Employee Stock Purchase Plan (as amended and restated effective January 1, 2006) (the “Plan”) is to provide eligible employees of The Bombay Company, Inc. (the “Company”) and each Subsidiary with opportunities to purchase shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Six Hundred Nine Thousand Six Hundred Ninety-six (609,696) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration.

(a) The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a committee appointed by the Board for such purpose (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination with respect to the Plan or any option granted hereunder.

(b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase the Common Stock under the Plan (“Offerings”). Unless otherwise designated by the Board or the Committee, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively (referred to herein as the “Offering Period”).

3. Eligibility. All employees who have completed at least ninety (90) days of service with the Company or any Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that such 90-day period has ended prior to the first day of the applicable Offering Period (the “Offering Date”). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from such employee’s Compensation per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%), in whole percentage increments, of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes/Suspension.

(a) An eligible employee may not increase his or her payroll deduction during any Offering Period, but may reduce his or her payroll deduction for the remainder of the Offering Period. An eligible employee may reduce the amount of Compensation subject to payroll deduction only once during an Offering Period. An eligible employee may also suspend his or her payroll deduction for the remainder of the Offering Period, either with or without withdrawing from the Offering under Section 7. To reduce or suspend his or her payroll deduction (without withdrawing from the Offering), an eligible employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an eligible employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).

(b) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 8 herein, an eligible employee’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year such that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering which ended during that calendar year plus all payroll deductions accumulated with respect to the current Offering equal $23,750. Payroll deductions shall recommence at the rate provided in such eligible employee’s enrollment form at the beginning of the first Offering which is scheduled to end in the following calendar year, unless terminated by the eligible employee as provided in this Section 6.

7. Withdrawal. An eligible employee may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company. All of the eligible employee’s payroll deductions credited to his or her account will be paid to such eligible employee as promptly as practicable after receipt of notice of withdrawal, such eligible employee’s option for the Offering will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during the Offering. If an eligible employee withdraws from an Offering, payroll deductions will not resume at the beginning of the succeeding Offering unless the eligible employee delivers to the Company a new enrollment form.

8. Right to Purchase Shares.

(a) On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Investment Date”), at the Option Price hereinafter provided for, shares of Common Stock reserved for the purposes of the Plan, subject to any maximum number of shares as shall have been established by the Board or the Committee in advance of the Offering. The purchase price for each share purchased under such Option (the “Option Price”) will be ninety-five percent (95%) of the Fair Market Value of the Common Stock on the Investment Date.

(b) Notwithstanding subsection (a) above, no eligible employee may be granted an Option hereunder if such eligible employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an eligible employee, and all stock which the eligible employee has a contractual right to purchase shall be treated as stock owned by the eligible employee. In addition, no eligible employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other Section 423 employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined as of the Investment Date for such Option) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

9. Exercise of Option and Purchase of Shares.

(a) Each employee who continues to be a participant in the Plan on the Investment Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an eligible employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an eligible employee’s account at the end of an Offering will be refunded to the eligible employee promptly.

(b) Notwithstanding any other provision in this Plan to the contrary, each Option shall be exercised by such employee no later than five (5) years after the Offering Date applicable to such Option.

10. Issuance of Certificates. Upon receipt of a request from an eligible employee after each Investment Date on which a purchase of shares occurs, the Company shall arrange the delivery to such eligible employee, as promptly as practicable, of a certificate representing the shares purchased upon exercise of his or her option. Certificates representing such shares purchased under the Plan may be issued only in the name of the eligible employee, in the name of the eligible employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the eligible employee to be his or her nominee for such purpose.

11. Definitions.

(a) “Change in Control” means a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Company’s outstanding securities.

(b) “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or Section 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

(c) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s Subsidiary corporations) in connection with complete liquidation or dissolution of the Company; or

(3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than twenty percent (20%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; provided, however that if such merger is preceded by a Change in Control within six (6) months of the merger, then a Corporate Transaction will be deemed to have occurred if securities possessing more than twenty percent (20%) of the total combined voting power of the Company’s outstanding securities are transferred pursuant to the merger to a person or persons different from those who held such securities immediately prior to such Change in Control.

(d) “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board or the Committee to participate in the Plan. The Board or the Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time.

(e) “Fair Market Value of the Common Stock” means the average of the high and low prices reported for the Common Stock on the New York Stock Exchange for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

(f) “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

(g) “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Investment Date for any Offering, no payroll deduction will be taken from any pay due and owing to such eligible employee and the balance in such eligible employee’s account will be paid to such eligible employee or, in the case of death, to such eligible employee’s designated beneficiary as if such eligible employee had withdrawn from the Plan under Section 7. An eligible employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such eligible employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such eligible employee is transferred to any corporation other than the Company or a Designated Subsidiary.

13. Special Rules. Notwithstanding anything herein to the contrary, the Board or the Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423 of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable.

14. Optionees Not Stockholders. Neither the granting of an Option to an eligible employee nor the deductions from his or her pay shall constitute such eligible employee as a holder of the shares of Common Stock covered by an Option under the Plan or voting rights thereto until such shares have been purchased by and issued to such eligible employee.

15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock.

(a) In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

(b) Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Board or the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering then in progress by setting a new Investment Date (the “New Investment Date”). If the Board or the Committee shortens the Offering then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Board or the Committee shall notify each participating employee in writing, at least ten (10) days prior to the New Investment Date, that the Investment Date for his or her Option has been changed to the New Investment Date and that his or her Option will be exercised automatically on the New Investment Date, unless prior to such date he or she has withdrawn from the Offering as provided in Section 7. For purposes of this subsection, an Option granted under the Plan shall be deemed to be assumed if, following the Corporate Transaction, the Option confers the right to purchase with substantially equivalent terms as the original Option, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Board or the Committee may, with the consent of the successor corporation and the eligible employee, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

18. Amendment of the Plan. The Board or the Committee may at any time, and from time to time, amend the Plan in any respect. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Investment Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Investment Date.

20. Termination of the Plan. The Plan may be terminated at any time by the Board or the Committee. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the eligible employee in connection with the Plan. Each eligible employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the eligible employee, including shares issuable under the Plan.

24. Notification Upon Sale of Shares. Each eligible employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan.

25. Designation of Beneficiary.

(a) Each eligible employee will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the eligible employee’s account under the Plan in the event of such employee’s death. If an eligible employee is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the eligible employee (and his or her spouse, if any) at any time by written notice. In the event of the death of an eligible employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the eligible employee, or if no such executor or administrator has been appointed (to the knowledge of the Board or the Committee), the Board or the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the eligible employee, or if no spouse, dependent or relative is known to the Board or the Committee, then to such other person as the Board or the Committee may designate.

26. Reports. Individual accounts will be maintained for each eligible employee in the Plan. Statements of account will be given to eligible employees at least annually, which statements will set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

27. Effective Date. The Plan, as amended and restated, shall take effect on January 1, 2006.